Exhibit 99.1

NEWS RELEASE
For Immediate Release:
February 28, 2022

Sterling Reports Record Fourth Quarter and Full Year 2021 Results
EPS Continues to Outpace Expectations
Delivered Record Full Year Operating Cash Flow
Provides 2022 Full Year Revenue and Net Income Guidance
THE WOODLANDS, TX – February 28, 2022 – Sterling Construction Company, Inc. (NasdaqGS: STRL) (“Sterling” or the “Company”) today announced financial results for the fourth quarter and full year 2021.
Fourth Quarter 2021 Results (as compared to Fourth Quarter 2020)
•Total Revenue of $401.3 million, an increase of 15.6%
•Net Income was $10.9 million, or $0.37 per diluted share, an increase of 87.3%; Adjusted Net Income(1) of $13.9 million or $0.47 per diluted share, an increase of 137.5%
•EBITDA(2) of $28.1 million, a decrease of 2.7%; Adjusted EBITDA(2) of $32.0 million, an increase of 10.7%
•Cash and Cash Equivalents totaled $81.8 million at December 31, 2021
•Total backlog at December 31, 2021 was $1.49 billion, an increase of 27.0%
For the three months ended December 31, 2021, the Company reported net income of $10.9 million, or $0.37 per diluted share, versus $5.8 million, or $0.20 per diluted share, in the fourth quarter 2020. Revenue increased by 15.6% on a year-over-year basis in the fourth quarter of 2021, supported by broad-based growth across the E-Infrastructure, Building and Transportation solutions segments. EBITDA increased 10.7% to $32.0 million in the fourth quarter of 2021, versus $28.9 million in the prior-year period. Fourth quarter Adjusted EBITDA benefited from strong revenue growth from each segment, partially offset by ongoing supply chain and inflation challenges.
For the full-year ended December 31, 2021, the Company reported net income of $62.6 million, or $2.15 per diluted share, versus $42.3 million, or $1.50 per diluted share, for 2020. Revenue increased by 10.8% on a year-over-year basis for the full-year 2021, driven by solid growth across all segments. Adjusted EBITDA increased 11.5% to $142.9 million for the full-year 2021, versus $128.1 million in the prior-year period. Full-year Adjusted EBITDA benefited from strong revenue growth from each segment and was partially offset by ongoing supply chain and inflation challenges that impacted gross margin realization.
Backlog at December 31, 2021 increased to $1.49 billion, versus $1.18 billion at the prior year-end period. The year-end 2021 backlog includes $210.6 million related to the late December 2021 acquisition of Petillo.
BUSINESS UPDATE
Sterling continued to successfully execute on a multi-year strategic business transformation during 2021. The management team remains focused on accelerating the business through an improved business mix, targeted margin expansion through high-growth vertical acquisitions, and through increased exposure within complementary adjacent markets, including two acquisitions in December.
(1)    The Company defines Adjusted Net Income as GAAP net income attributable to Sterling’s common stockholders, excluding the Acquisition costs. See the “Non-GAAP Measures” and “Reconciliation of Non-GAAP Supplemental Adjusted Financial Data” sections below for more information.
(2)    The Company defines EBITDA as GAAP net income attributable to Sterling’s common stockholders, adjusted for depreciation and amortization, net interest expense, taxes and net gain or loss on extinguishment of debt. The Company defines Adjusted EBITDA as EBITDA excluding the impact of acquisition related costs. See the “Non-GAAP Measures” and “EBITDA Reconciliation” sections below for more information.

Segment realignment. With the December 30, 2021 acquisition of Petillo, Sterling realigned its operating groups to reflect management’s present oversight of operations. After realignment, Sterling’s operations consist of three reportable segments: Transportation Solutions, E-Infrastructure Solutions and Building Solutions, with the commercial business reclassified from the previously reported Specialty Services operating group into the newly formed Building Solutions operating group. We incur expenses at the corporate level that relate to our business as a whole. Certain of these amounts have been charged to our business segments by various methods, largely on the basis of usage, with the unallocated remainder reported in the “Corporate” line.
Solidify the base. Since 2016, Sterling has improved bid discipline to reduce the likelihood of underperforming project margins. As a result of this key risk reduction objective, heavy highway backlog gross margin has improved to 9.5% as of December 31, 2021, up from 4% prior to 2016. The Company expects gross margins to continue improving, reflecting the improved mix of work.
Grow high margin products. During the last five years, Sterling’s project mix shifted from low-bid heavy highway projects to alternative delivery projects and other higher margin work. This shift has resulted in low-bid heavy highway revenue reducing from 79% of total revenue in 2016 to 19% as of December 31, 2021.
Expansion into adjacent markets. Sterling is committed to a programmatic acquisition strategy; one that creates new platforms within higher-margin, specialty end markets that serve to broaden its portfolio of products, services and customers. Sterling has pursued platform acquisitions which are accretive to our financial results and with gross margin profiles at or above 15%. Since 2017, the Company has created its E-Infrastructure Solutions and Building Solutions segments with the significant acquisitions of Plateau, Petillo and Tealstone. A higher-value business mix, together with disciplined expense management, positions Sterling as one of the largest specialty site development companies in the Northeastern and Mid-Atlantic U.S.
The Company Provides Full Year 2022 Revenue and Net Income Guidance:
•Revenue of $1.825 billion to $1.875 billion
•Net Income of $83 million to $89 million
•EPS of $2.69 to $2.88
•EBITDA of $185 million to $200 million
CEO Remarks and Outlook
“Throughout 2021, we continued to execute our multi-year strategic business transformation that prioritizes profitable growth, higher-margins and reduced risk. We closed the year with solid fourth quarter results despite the ongoing supply-chain challenges. Our E-Infrastructure and Building Solutions represented 51% of revenue and 86% of our segment operating income in the fourth quarter, consistent with our focus on developing a higher-margin sales mix within our highest growing markets. We announced new E-Infrastructure project awards for both Plateau and Petillo, bringing our total E-Infrastructure Solutions backlog to $433 million,” stated Joe Cutillo, Sterling’s Chief Executive Officer.
“Full year revenues of $1.58 billion exceeded our initial and our third quarter updated guidance and were up 10.8% from the prior year. Our E-Infrastructure Solutions segment accounted for 30% of revenues, up from 28%, our Building Solutions segment represented 20%, up from 19% in the prior year, and our Transportation Solutions segment contributed 50% of revenues, compared with 53% in the prior year,” continued Mr. Cutillo.
“During 2021 Sterling generated $152 million in cash flows from operations, an increase of 25% versus prior year. This allowed us the flexibility to pay down $48 million of debt, invest $43 million in net capital expenditures, and fund part of the Petillo and Kimes acquisitions. Our focus on paying down our debt enabled us to significantly reduce our interest expense, which totaled $19 million for the year, compared with $29 million during the prior year.”
Mr. Cutillo concluded, “Entering 2022, we remain highly optimistic on the outlook for our business as we look out over the next year, driven by a combination of market share gains and accelerating demand across our higher margin markets. We view the continued investment in new data centers and e-commerce distribution centers as a benefit to our E-Infrastructure Solutions segment. Our Building Solutions segment’s expansion into new markets is a direct result of the demand from our customers needing our services in new markets. In our Transportation Solutions segment we remain disciplined in our shift to alternative delivery and design build heavy highway and aviation projects, and focus on margin improvement opportunities with the recently released federal infrastructure programs. Taken all together, we anticipate another year of strong financial performance in 2022 driven by the continued execution of our strategic vision.”

Conference Call
Sterling’s management will hold a conference call to discuss these results and recent corporate developments on Tuesday, March 1, 2022 at 9:00 a.m. ET/8:00 a.m. CT. Interested parties may participate in the call by dialing (201) 493-6744 or (877) 445-9755. Please call in ten minutes before the conference call is scheduled to begin and ask for the Sterling Construction call. To coincide with the conference call, Sterling will post a slide presentation at www.strlco.com on the Investor Presentations & Webcast section of the Investor Relations tab. Following management’s opening remarks, there will be a question and answer session.
To listen to a simultaneous webcast of the call, please go to the Company’s website at www.strlco.com at least fifteen minutes early to download and install any necessary audio software. If you are unable to listen live, the conference call webcast will be archived on the Company’s website for thirty days.
About Sterling
Sterling Construction Company, Inc. operates through a variety of subsidiaries within three segments specializing in Transportation, E-Infrastructure and Building Solutions in the United States (the “U.S.”), primarily across the Southern, Northeastern and Mid-Atlantic U.S., the Rocky Mountain States, California and Hawaii, as well as other areas with strategic construction opportunities. Transportation Solutions includes infrastructure and rehabilitation projects for highways, roads, bridges, airports, ports, light rail, water, wastewater and storm drainage systems. E-Infrastructure Solutions projects develop advanced, large-scale site development systems and services for data centers, e-commerce distribution centers, warehousing, transportation, energy and more. Building Solutions projects include residential and commercial concrete foundations for single-family and multi-family homes, parking structures, elevated slabs and other concrete work. From strategy to operations, we are committed to sustainability by operating responsibly to safeguard and improve society’s quality of life. Caring for our people and our communities, our customers and our investors – that is The Sterling Way.
Joe Cutillo, CEO, “We build and service the infrastructure that enables our economy to run, our people to move and our country to grow.”
Important Information for Investors and Stockholders
Non-GAAP Measures
This press release may contain “Non-GAAP” financial measures as defined under Regulation G of the amended U.S. Securities Exchange Act of 1934. The Company reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”), but the Company believes that certain Non-GAAP financial measures provide useful supplemental information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and are useful for period-over-period comparisons of those operations.
Non-GAAP measures may include adjusted net income, adjusted EPS, EBITDA and Adjusted EBITDA, in each case excluding the impacts of certain identified items. The excluded items represent items that the Company does not consider to be representative of its normal operations. The Company believes that these measures are useful for investors to review, because they provide a consistent measure of the underlying financial results of the Company’s ongoing business and, in the Company’s view, allow for a supplemental comparison against historical results and expectations for future performance. Furthermore, the Company uses each of these to measure the performance of the Company’s operations for budgeting and forecasting, as well as employee incentive compensation. However, Non-GAAP measures should not be considered as substitutes for net income, EPS, or other data prepared and reported in accordance with GAAP and should be viewed in addition to the Company’s reported results prepared in accordance with GAAP.
Reconciliations of Non-GAAP financial measures to the most comparable GAAP measures are provided in the tables included within this press release.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains statements that are considered forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about: our business strategy; our financial strategy; our industry outlook; and our plans, objectives, expectations, forecasts, outlook and intentions. All of these types of statements, other than statements of historical fact included in this press release, are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. The forward-looking statements contained in this press release are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this press release are not guarantees of future performance, and we cannot assure any reader that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our filings with the U.S. Securities and Exchange Commission and elsewhere in those filings. Additional factors or risks that we currently deem immaterial, that are not presently known to us or that arise in the future could also cause our actual results to differ materially from our expected results. Given these uncertainties, investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the date the forward-looking statements are made. The forward-looking statements speak only as of the date made, and we undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise, notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Company Contact: Sterling Construction Company, Inc. Ron Ballschmiede, Chief Financial Officer 281-214-0777	Investor Relations Contact: The Equity Group Inc. Jeremy Hellman, CFA 212-836-9626

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Revenues	$401,335	$347,228	$1,581,766	$1,427,412
Cost of revenues	(345,661)	(300,619)	(1,367,009)	(1,236,043)
Gross profit	55,674	46,609	214,757	191,369
General and administrative expense	(25,941)	(20,206)	(78,506)	(71,415)
Intangible asset amortization	(2,866)	(2,867)	(11,464)	(11,436)
Acquisition related costs	(3,877)	(13)	(3,877)	(1,026)
Other operating expense, net	(3,209)	(2,611)	(13,623)	(12,600)
Operating income	19,781	20,912	107,287	94,892
Interest income	13	15	52	161
Interest expense	(3,688)	(6,840)	(19,348)	(29,377)
Gain (loss) on extinguishment of debt, net	—	(301)	2,032	(301)
Income before income taxes	16,106	13,786	90,023	65,375
Income tax expense	(4,625)	(7,759)	(24,900)	(22,471)
Net income	11,481	6,027	65,123	42,904
Less: Net income attributable to noncontrolling interests	(573)	(203)	(2,478)	(598)
Net income attributable to Sterling common stockholders	$10,908	$5,824	$62,645	$42,306

Net income per share attributable to Sterling common stockholders:
Basic	$0.38	$0.21	$2.19	$1.52
Diluted	$0.37	$0.20	$2.15	$1.50

Weighted average common shares outstanding:
Basic	28,818	28,043	28,600	27,859
Diluted	29,756	29,019	29,101	28,195

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2021	% of Revenues	2020	% of Revenues	2021	% of Revenues	2020	% of Revenues
Revenues
Transportation Solutions	$195,477	48%	$176,683	51%	$795,582	50%	$753,824	53%
E-Infrastructure Solutions	127,183	32%	100,408	29%	468,784	30%	397,253	28%
Building Solutions	78,675	20%	70,137	20%	317,400	20%	276,335	19%
Total Revenues	$401,335		$347,228		$1,581,766		$1,427,412

Operating Income
Transportation Solutions	$4,718	2.4%	$3,791	2.1%	$21,514	2.7%	$14,439	1.9%
E-Infrastructure Solutions	18,734	14.7%	16,903	16.8%	80,478	17.2%	76,522	19.3%
Building Solutions	9,175	11.7%	6,366	9.1%	32,564	10.3%	30,441	11.0%
Segment Operating Income	32,627	8.1%	27,060	7.8%	134,556	8.5%	121,402	8.5%
Corporate	(8,969)		(6,135)		(23,392)		(25,484)
Acquisition related costs	(3,877)		(13)		(3,877)		(1,026)
Total Operating Income	$19,781	4.9%	$20,912	6.0%	$107,287	6.8%	$94,892	6.6%

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)
(Unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$81,840	$66,185
Accounts receivable	232,153	177,424
Contract assets	83,310	84,975
Receivables from and equity in construction joint ventures	16,896	16,653
Other current assets	20,492	16,306
Total current assets	434,691	361,543
Property and equipment, net	204,316	126,668
Operating lease right-of-use assets, net	24,520	16,515
Goodwill	259,791	192,014
Other intangibles, net	303,223	244,887
Other non-current assets, net	4,455	11,067
Total assets	$1,230,996	$952,694
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$144,982	$95,201
Contract liabilities	127,932	114,019
Current maturities of long-term debt	28,230	77,434
Current portion of long-term lease obligations	8,841	7,588
Accrued compensation	22,803	18,013
Other current liabilities	18,972	9,629
Total current liabilities	351,760	321,884
Long-term debt	428,588	291,249
Long-term lease obligations	15,831	8,958
Members’ interest subject to mandatory redemption and undistributed earnings	55,115	51,290
Deferred tax liability, net	14,656	—
Other long-term liabilities	4,819	10,584
Total liabilities	870,769	683,965
Stockholders’ equity:
Common stock	298	283
Additional paid in capital	280,274	256,423
Treasury stock	—	(1,445)
Retained earnings	79,918	17,273
Accumulated other comprehensive loss	(1,723)	(5,264)
Total Sterling stockholders’ equity	358,767	267,270
Noncontrolling interests	1,460	1,459
Total stockholders’ equity	360,227	268,729
Total liabilities and stockholders’ equity	$1,230,996	$952,694

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2021	2020
Cash flows from operating activities:
Net income	$65,123	$42,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34,201	32,785
Amortization of debt issuance costs and non-cash interest	2,242	3,193
Gain on disposal of property and equipment	(1,396)	(1,495)
(Gain) loss on debt extinguishment	(2,032)	301
Deferred taxes	21,428	19,439
Stock-based compensation expense	11,771	11,643
Change in fair value of interest rate swap	(32)	265
Changes in operating assets and liabilities	20,289	11,876
Net cash provided by operating activities	151,594	120,911
Cash flows from investing activities:
Acquisitions, net of cash acquired	(180,911)	—
Capital expenditures	(46,651)	(32,864)
Proceeds from sale of property and equipment	4,113	2,373
Net cash used in investing activities	(223,449)	(30,491)
Cash flows from financing activities:
Cash received from credit facility	140,000	—
Repayments of debt	(48,273)	(77,745)
Distributions to noncontrolling interest owners	(2,477)	(432)
Debt issuance costs	(1,340)	—
Other	(4)	9,837
Net cash provided by (used in) financing activities	87,906	(68,340)
Net change in cash, cash equivalents, and restricted cash	16,051	22,080
Cash, cash equivalents, and restricted cash at beginning of period	72,642	50,562
Cash, cash equivalents, and restricted cash at end of period	88,693	72,642
Less: restricted cash (Other current assets)	(6,853)	(6,457)
Cash and cash equivalents at end of period	$81,840	$66,185

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
HISTORICAL QUARTERLY SEGMENT INFORMATION
(In thousands)
(Unaudited)

With the December 30, 2021 acquisition of Petillo, the Company realigned its operating groups to reflect management’s present oversight of operations. After realignment, the Company’s operations consist of three reportable segments: Transportation Solutions, E-Infrastructure Solutions and Building Solutions, with the commercial business reclassified from the previously reported Specialty Services operating group into the newly formed Building Solutions operating group. Additionally, costs attributable to corporate operations are now reported on the “Corporate” line. The following tables present our 2021 and 2020 quarterly revenue and income from operations adjusted to reflect our operating group realignment and to conform to our 2021 presentation:

	2021 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenues
Transportation Solutions	$147,054	$203,153	$249,898	$195,477	$795,582
E-Infrastructure Solutions	96,572	123,743	121,286	127,183	468,784
Building Solutions	71,690	74,770	92,265	78,675	317,400
Total Revenues	$315,316	$401,666	$463,449	$401,335	$1,581,766

Operating Income
Transportation Solutions	$2,666	$4,796	$9,334	$4,718	$21,514
E-Infrastructure Solutions	17,812	24,714	19,218	18,734	80,478
Building Solutions	7,361	6,790	9,238	9,175	32,564
Segment Operating Income	27,839	36,300	37,790	32,627	134,556
Corporate	(5,084)	(3,580)	(5,759)	(8,969)	(23,392)
Acquisition related costs	—	—	—	(3,877)	(3,877)
Total Operating Income	$22,755	$32,720	$32,031	$19,781	$107,287

	2020 Quarters Ended
	March 31	June 30	September 30	December 31	Total
Revenues
Transportation Solutions	$153,286	$222,777	$201,078	$176,683	$753,824
E-Infrastructure Solutions	78,574	103,310	114,961	100,408	397,253
Building Solutions	64,828	73,951	67,419	70,137	276,335
Total Revenues	$296,688	$400,038	$383,458	$347,228	$1,427,412

Operating Income (Loss)
Transportation Solutions	$(1,285)	$7,263	$4,670	$3,791	$14,439
E-Infrastructure Solutions	13,630	23,573	22,416	16,903	76,522
Building Solutions	7,438	8,950	7,687	6,366	30,441
Segment Operating Income	19,783	39,786	34,773	27,060	121,402
Corporate	(7,207)	(6,601)	(5,541)	(6,135)	(25,484)
Acquisition related costs	(473)	(139)	(401)	(13)	(1,026)
Total Operating Income	$12,103	$33,046	$28,831	$20,912	$94,892

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended December 31, 2021
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$401,335	$—	$401,335
Cost of revenues	(345,661)	—	(345,661)
Gross profit	55,674	—	55,674
General and administrative expense	(25,941)	—	(25,941)
Intangible asset amortization	(2,866)	—	(2,866)
Acquisition related costs	(3,877)	3,877	—
Other operating expense, net	(3,209)	—	(3,209)
Operating income	19,781	3,877	23,658
Interest income	13	—	13
Interest expense	(3,688)	—	(3,688)
Income before income taxes	16,106	3,877	19,983
Income tax expense	(4,625)	(930)	(5,555)
Net income	11,481	2,947	14,428
Less: Net income attributable to noncontrolling interests	(573)	—	(573)
Net income attributable to Sterling common stockholders	$10,908	$2,947	$13,855

Net income per share attributable to Sterling common stockholders:
Basic	$0.38	$0.10	$0.48
Diluted	$0.37	$0.10	$0.47

Weighted average common shares outstanding:
Basic	28,818		28,818
Diluted	29,756		29,756

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Petillo and Kimes, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Three Months Ended December 31, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$347,228	$—	$347,228
Cost of revenues	(300,619)	—	(300,619)
Gross profit	46,609	—	46,609
General and administrative expense	(20,206)	—	(20,206)
Intangible asset amortization	(2,867)	—	(2,867)
Acquisition related costs	(13)	13	—
Other operating expense, net	(2,611)	—	(2,611)
Operating income	20,912	13	20,925
Interest income	15	—	15
Interest expense	(6,840)	—	(6,840)
Loss on extinguishment of debt	(301)	—	(301)
Income before income taxes	13,786	13	13,799
Income tax expense	(7,759)	(4)	(7,763)
Net income	6,027	9	6,036
Less: Net income attributable to noncontrolling interests	(203)	—	(203)
Net income attributable to Sterling common stockholders	$5,824	$9	$5,833

Net income per share attributable to Sterling common stockholders:
Basic	$0.21	$—	$0.21
Diluted	$0.20	$—	$0.20

Weighted average common shares outstanding:
Basic	28,043		28,043
Diluted	29,019		29,019

(1) The summary unaudited adjusted financial data is presented excluding the costs of integrating Plateau, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Twelve Months Ended December 31, 2021
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,581,766	$—	$1,581,766
Cost of revenues	(1,367,009)	—	(1,367,009)
Gross profit	214,757	—	214,757
General and administrative expense	(78,506)	—	(78,506)
Intangible asset amortization	(11,464)	—	(11,464)
Acquisition related costs	(3,877)	3,877	—
Other operating expense, net	(13,623)	—	(13,623)
Operating income	107,287	3,877	111,164
Interest income	52	—	52
Interest expense	(19,348)	—	(19,348)
Gain on extinguishment of debt	2,032	—	2,032
Income before income taxes	90,023	3,877	93,900
Income tax expense	(24,900)	(930)	(25,830)
Net income	65,123	2,947	68,070
Less: Net income attributable to noncontrolling interests	(2,478)	—	(2,478)
Net income attributable to Sterling common stockholders	$62,645	$2,947	$65,592

Net income per share attributable to Sterling common stockholders:
Basic	$2.19	$0.10	$2.29
Diluted	$2.15	$0.10	$2.25

Weighted average common shares outstanding:
Basic	28,600		28,600
Diluted	29,101		29,101

(1) The summary unaudited adjusted financial data is presented excluding the costs of acquiring Petillo and Kimes, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Reconciliation of Non-GAAP Supplemental Adjusted Financial Data (1)
(In thousands, except per share data)
(Unaudited)

The Company reports its financial results in accordance with GAAP. This press release also includes several Non-GAAP financial measures as defined under the SEC’s Regulation G. The following tables reconcile certain Non-GAAP financial measures used in this press release to comparable GAAP financial measures.

	Twelve Months Ended December 31, 2020
	As Reported (GAAP)	Adjustment	Adjusted (Non-GAAP)
Revenues	$1,427,412	$—	$1,427,412
Cost of revenues	(1,236,043)	—	(1,236,043)
Gross profit	191,369	—	191,369
General and administrative expense	(71,415)	—	(71,415)
Intangible asset amortization	(11,436)	—	(11,436)
Acquisition related costs	(1,026)	1,026	—
Other operating expense, net	(12,600)	—	(12,600)
Operating income	94,892	1,026	95,918
Interest income	161	—	161
Interest expense	(29,377)	—	(29,377)
Loss on extinguishment of debt	(301)	—	(301)
Income before income taxes	65,375	1,026	66,401
Income tax expense	(22,471)	(353)	(22,824)
Net income	42,904	673	43,577
Less: Net income attributable to noncontrolling interests	(598)	—	(598)
Net income attributable to Sterling common stockholders	$42,306	$673	$42,979

Net income per share attributable to Sterling common stockholders:
Basic	$1.52	$0.02	$1.54
Diluted	$1.50	$0.02	$1.52

Weighted average common shares outstanding:
Basic	27,859		27,859
Diluted	28,195		28,195

(1) The summary unaudited adjusted financial data is presented excluding the costs of integrating Plateau, net of tax. This presentation is considered a Non-GAAP financial measure, which the Company believes provides a better indication of our operating results prior to the excluded items.

STERLING CONSTRUCTION COMPANY, INC. & SUBSIDIARIES
EBITDA RECONCILIATION
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2021	2020	2021	2020
Net income attributable to Sterling common stockholders	$10,908	$5,824	$62,645	$42,306
Depreciation and amortization	8,865	8,146	34,201	32,785
Interest expense, net of interest income	3,675	6,825	19,296	29,216
Income tax expense	4,625	7,759	24,900	22,471
(Gain) loss on extinguishment of debt, net	—	301	(2,032)	301
EBITDA (1)	$28,073	$28,855	$139,010	$127,079
Acquisition related costs	3,877	13	3,877	1,026
Adjusted EBITDA (2)	$31,950	$28,868	$142,887	$128,105

(1) The Company defines EBITDA as GAAP net income attributable to Sterling common stockholders, adjusted for depreciation and amortization, net interest expense, taxes, and net gain or loss on extinguishment of debt.

(2) Adjusted EBITDA excludes the impact of acquisition related costs.